EXHIBIT 99.2

                             HOLLYWOOD MEDIA CORP.
                           DIRECTORS STOCK OPTION PLAN
                             AS AMENDED MAY 1, 2003

         1. PURPOSE. The purpose of this Plan is to advance the interests of HOLLYWOOD MEDIA CORP., a Florida corporation, by providing an additional incentive to attract and retain directors who are neither employees nor consultants through the encouragement of stock ownership in the Company by such persons.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

                  (a) "Annual Meeting Date" shall mean the date of the annual meeting of the Company's shareholders at which the Directors are elected.

                  (b) "Board" shall mean the Company's Board of Directors.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 12 hereof or if not appointed, the Board.

                  (e) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

                  (f) "Company" shall mean HOLYWOOD MEDIA CORP., a Florida corporation.

                  (g) "Director" shall mean a member of the Board.

                  (h) "Eligible Director" means any person who is a member of the Board and who is not an employee, full time or part time, of or consultant to the Company. For purposes of this Plan, a director who does not receive regular compensation from the Company or its subsidiaries, other than directors' fees and reimbursement for expenses, shall not be considered to be an employee or consultant of the Company, even if such director is an officer of the Company or a subsidiary of the Company.

                  (i) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Common Stock is not publicly traded, in which case, "Fair Market Value" shall be the average of the price of sales of Common Stock by the Company during the 90 days prior to the date of grant or, if no sales have occurred during that period "Fair Market Value" shall be as determined by the Committee in its sole discretion in a fair and uniform manner; provided, that for purposes of grants made on the Initial Grant Date to persons are Eligible Directors on the Effective Date, the term "Fair Market Value" shall mean the initial public offering price per share of Common Stock. For this purpose, the "Closing Price" of the Common Stock on any business day shall be (i) if such Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding days.

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                  (j) "Initial Grant Date" means (i) in the case persons who are or become Eligible Directors of the Company on the effective date of the Company's Registration Statement on Form SB-2 (the "Effective Date") to be filed with the Securities and Exchange Commission in connection with the Company's initial public offering, the Effective Date and (ii) in all other cases, the date on which a person is first elected or appointed as a member of the Board.

                  (k) "Option" (when capitalized) shall mean any option granted under this Plan.

                  (l) "Option Agreement means the agreement between the Company and the Optionee for the grant of an option.

                  (m) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

                  (n) "Parent" means a "parent corporation" as defined in
Section 425(e) and (g) of the Code.

                  (o) "Plan" shall mean this 1993 Directors Stock Option Plan for the Company.

                  (p) "Share(s)" shall mean a share or shares of the Common
Stock.

                  (q) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. SHARES AND OPTIONS. Subject to Section 9 of this Plan, the Company may grant to all Optionees from time to time Options to purchase a total of Three Hundred Thousand (300,000) Shares from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         4. GRANTS OF OPTIONS.

                  (a) On the Initial Grant Date, each Eligible Director shall receive the grant of an Option to purchase Fifteen Thousand (15,000) Shares.

                  (b) Each Eligible Director shall receive an annual grant of an Option to purchase Fifteen Thousand (15,000) Shares, on each Annual Meeting Date at which he or she is reelected as a director of the Company, beginning with the first Annual Meeting Date after the Initial Grant Date for each such Eligible Director. In addition, each Eligible Director that was an Eligible Director at the time of the Company's Annual Meeting of Shareholders in December 2002, shall receive an additional grant of an Option to purchase Fifteen Thousand (15,000) Shares on the date of the Company's shareholders' meeting at which the amendments made to this Plan on May 1, 2003 are first approved by the Company's shareholders.

                  (c) Upon the grant of each Option, the Company and the Eligible Director shall enter into an Option Agreement, which shall specify the grant date and the exercise price and shall include or incorporate by reference the substance of this Plan and such other provisions consistent with this Plan as the Committee may determine.

         5. EXERCISE PRICE. The exercise price per Share of any Option shall be the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         6. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the

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terms of the Option, (ii) full payment of the aggregate exercise price of the
Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionees payment to the Company of the amount that is necessary for the Company to withhold in accordance with applicable Federal or state tax withholding requirements. The exercise price of any Shares purchased shall be paid in cash, by certified or official bank check or personal check, by money order, with Shares or by a combination of the above. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 9 hereof.

         7. EXERCISABILITY OF OPTIONS.

                  (a) Each Option granted hereunder shall not be exercisable until after six months following its grant to an Eligible Director. Thereafter, such option shall be exercisable in full. The expiration date of an Option shall be 10 years after the date of grant of the Option.

                  (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable:

                           (i) if there occurs any transaction (which shall
include a series of transactions within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                           (ii) if the shareholders of the Company shall approve
a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                           (iii) if the shareholders of the Company shall
approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

         8. TERMINATION OF OPTION PERIOD.

                  (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                  (i) one year after the date on which the Optionee ceases to be a Director for any reason other than by reason of Cause, which, for purposes of this Plan, shall mean the removal of the Optionee as a Director by reason of any act of (1) fraud or intentional misrepresentation or (2) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Subsidiary; and

                  (ii) immediately upon the removal of the Optionee as a Director for Cause.

Prior to becoming null and void as provided above, an Option held at the date on which an Optionee ceases to be a Director of the Company may be exercised in whole or in part, but only to the extent such Option was exercisable at the date of such Optionee ceased to be a Director.

                  (b) The Committee in its sole discretion may, by giving written notice ("Cancellation Notice"), cancel any Option that remain, unexercised on the date of the consummation of any corporate transaction:

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                           (i) if the shareholders of the Company shall approve
a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                           (ii) if the shareholders of the Company shall approve
a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned), provided that Cancellation Notice shall be given a reasonable period of time prior to the proposed date of such cancellation, upon the giving of a Cancellation Notice, all Options shall vest in full and at any time prior to the date of cancellation the Option may be exercised in whole or in part.

         9. ADJUSTMENT OF SHARES.

                  (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                           (i) appropriate adjustment shall be made in the
maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                           (ii) appropriate adjustment shall be made in the
number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

                  (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan with respect to the exercise price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 8(b)(i) or (ii) hereof.

                  (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the Shares then subject to outstanding Options granted under the Plan.

                  (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         10. TRANSFERABILITY OF OPTIONS. Each Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

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         11. ISSUANCE OF SHARES. As a condition of any sale or issuance of
Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following.

                  (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                  (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         12. ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by the Committee of not less than two Directors who are not Eligible Directors. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

                  (b) The Committee, from time to time, may adopt rules and regulations for the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

                  (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         13. INTERPRETATION.

                  (a) If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

                  (b) This Plan shall be governed by the laws of the State of Florida.

                  (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

                  (d) Any reference to the, masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.

         14. TERM OF PLAN; AMENDMENT AND TERMINATION OF THE PLAN.

                  (a) Plan shall become effective upon its adoption by the Board, and shall continue in effect until all Options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto. No Option shall be granted after July 1, 2008.

                  (b) The Board may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 9, no


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such amendment may, without approval by the Company's shareholders, (i) increase the number of Shares reserved for Options or change the class of persons eligible to receive Options or involve any other change or modification requiring shareholder approval under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (ii) permit the granting of Options that expire beyond the 10-year period described in Subsection 7(a), or (iii) extend the termination date of the Plan as set forth in Section 14(a); and, provided, further, that, except to the extent otherwise specifically provided in Section 8, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.


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